UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
Form 8-K
Current Report
_____________________________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 22, 2018
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

_____________________________

North Carolina	1-10853	56-0939887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)
(336) 733-2000
(Registrant's telephone number, including area code)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On October 22, 2018, the Board of Directors of BB&T Corporation (the "Company") elected Patrick C. Graney and Easter A. Maynard as directors of the Company, effective October 22, 2018. Mr. Graney and Ms. Maynard have each been appointed to serve on both the Compensation Committee and the Nominating and Corporate Governance Committee.

The newly-appointed directors are non-management directors and will receive compensation that is consistent with the compensation received by the other non-management members of the Board. These compensatory arrangements are described under the heading "Compensation of Directors" in the Company's Proxy Statement filed with the Securities and Exchange Commission on March 15, 2018.

 The press release announcing the election of Mr. Graney and Ms. Maynard to the Company's Board is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated October 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: October 22, 2018